                                   CLARCOR INC.
                  EXHIBIT (11) - COMPUTATIONS OF PER SHARE EARNINGS
                                    ----------


                                                          THREE MONTHS ENDED
                                                       ----------------------------
                                                       February 26,    February 27,
                                                           1994            1993
                                                       ------------    ------------

AVERAGE SHARES OUTSTANDING
- --------------------------
1.  Average number of shares outstanding                14,825,888      14,887,176


2.  Net additional shares resulting from
    assumed exercise of stock options *                    278,193         235,648
                                                       ------------    ------------


3.  Adjusted average shares outstanding
    for fully diluted computation
    (1 plus 2)                                          15,104,081      15,122,824
                                                       ------------    ------------
                                                       ------------    ------------


Earnings per share of common stock (before cumulative effect of accounting change):

  Primary                                                     $.23            $.21
                                                               ---             ---
                                                               ---             ---

  Assuming full dilution                                      $.23            $.20
                                                               ---             ---
                                                               ---             ---


* Assumes proceeds from exercise of stock options used to purchase treasury shares at the greater of the quarter-end or the average market price during the period.
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